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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Verdant Brands, Inc. and Subsidiary

We consent to the incorporation by reference in the Registration Statement numbers 33-37806 and 33-72666 of Verdant Brands, Inc. and subsidiaries on Form S-8 of our report dated March 26, 1999 appearing in this Annual Report on Form 10-KSB of Verdant Brands, Inc. and subsidiaries for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
March 26, 1999
Minneapolis, Minnesota